Exhibit 5.1

October 30, 2017

355 South Grand Avenue, Suite 100
Los Angeles, California 90071-1560
Tel: +1.213.485.1234 Fax: +1.213.891.8763
www.lw.com

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Milan

Houlihan Lokey, Inc.

10250 Constellation Blvd., 5th Floor

Los Angeles, California 90067

Re:	Registration Statement on Form S-3 (No. 333-221057); 3,500,000 shares of Class A
Common Stock, par value $0.001 per share.

Ladies and Gentlemen:

We have acted as special counsel to Houlihan Lokey, Inc., a Delaware corporation (the “Company”), in connection with the sale by certain selling stockholders (the “Selling Stockholders”) named in that certain underwriting agreement dated as of October 25, 2017 (the “Underwriting Agreement”), among the Company, the Selling Stockholders and Morgan Stanley & Co. LLC of 3,500,000 shares (the “Shares”) of the Company’s Class A common stock, par value $0.001 per share (“Class A Common Stock”) issuable upon conversion of shares of the Company’s Class B common stock, par value $0.001 per share (“Class B Common Stock”). The offering and sale of the Shares is covered by the above-referenced Registration Statement (the “Registration Statement”), filed by the Company with the Securities and Exchange Commission (the “Commission”), under the Securities Act of 1933, as amended (the “Act”), a base prospectus dated October 20, 2017 included in the Registration Statement at the time it originally became effective (the “Base Prospectus”), a preliminary prospectus supplement dated October 25, 2017 filed with the Commission pursuant to Rule 424(b) under the Act (together with the Base Prospectus, the “Preliminary Prospectus”) and a prospectus supplement dated October 25, 2017 filed with the Commission pursuant to Rule 424(b) under the Act (together with the Base Prospectus, the “Prospectus”). This opinion is being furnished in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement, the Preliminary Prospectus or the Prospectus, other than as expressly stated herein with respect to the sale of the Shares.

October 30, 2017

As such counsel, we have examined such matters of fact and questions of law as we have considered appropriate for purposes of this letter. With your consent, we have relied upon certificates and other assurances of officers of the Company and others as to factual matters without having independently verified such factual matters. We are opining herein as to the General Corporation Law of the State of Delaware, and we express no opinion with respect to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction or, in the case of Delaware, any other laws, or as to any matters of municipal law or the laws of any local agencies within any state.

Subject to the foregoing and the other matters set forth herein, it is our opinion that, as of the date hereof, the Shares have been duly authorized by all necessary corporate action of the Company and, upon the conversion of the Class B Common Stock into Class A Common Stock in accordance with the Company’s Amended and Restated Certificate of Incorporation dated August 18, 2015, the Shares will be validly issued, fully paid and nonassessable. In rendering the foregoing opinion, we have assumed that the Company will comply with all applicable notice requirements regarding uncertificated shares provided in the General Corporation Law of the State of Delaware.

This opinion is for your benefit in connection with the Registration Statement and may be relied upon by you and by persons entitled to rely upon it pursuant to the applicable provisions of the Act. We consent to your filing this opinion as an exhibit to the Company’s Current Report on Form 8-K dated October 30, 2017 and to the reference to our firm contained in the Prospectus under the heading “Legal Matters.” In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Latham & Watkins LLP